                                                                    EXHIBIT 10.7





                          REAL ESTATE MATTERS AGREEMENT





                                     BETWEEN





                             MERCURY AIR GROUP, INC.





                                       AND





                                 MERCFUEL, INC.

                                TABLE OF CONTENTS



                                                                                          PAGE
                                                                                          ----
ARTICLE I - PROPERTY....................................................................     1

        Section 1.1   Leased Property...................................................     1

        Section 1.2   Shared Properties.................................................     1

        Section 1.3   Change in Allocation or Term......................................     2

        Section 1.4   Obtaining the Lease Consents......................................     2

        Section 1.5   Occupation by MercFuel............................................     3

        Section 1.6   Obligation to Compete.............................................     4

        Section 1.7   Form of Transfer..................................................     5

        Section 1.8   Casualty; Lease Termination.......................................     6

        Section 1.9   Tenant's Fixtures and Fittings....................................     6

        Section 1.10  Costs.............................................................     6


ARTICLE II - MISCELLANEOUS..............................................................     6

        Section 2.1  Limitation of Liability............................................     6

        Section 2.2  Entire Agreement...................................................     7

        Section 2.3  Governing Law......................................................     7

        Section 2.4  Notices............................................................     7

        Section 2.5  Counterparts.......................................................     8

        Section 2.6  Binding Effect; Assignment.........................................     8

        Section 2.7  Severability.......................................................     8

        Section 2.8  Failure of Indulgence Not Waiver; Remedies Cumulative..............     8

        Section 2.9  Amendment..........................................................     8

        Section 2.10  Authority.........................................................     8

        Section 2.11  Interpretation....................................................     9

        Section 2.12  Disputes..........................................................     9


ARTICLE III - DEFINITIONS...............................................................     9

                          REAL ESTATE MATTERS AGREEMENT

        This Real Estate Matters Agreement (this "Agreement") is entered into as of __________, 2001 and effective as of ___________ (the "Effective Date") between Mercury Air Group, Inc., a Delaware corporation ("MAG"), and MercFuel, Inc., a Delaware corporation ("MercFuel"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Distribution Agreement between MAG and MercFuel (the "Distribution Agreement").


                                    RECITALS

        WHEREAS, MAG has transferred to MercFuel effective as of the Separation Date, substantially all of the business and assets of the MercFuel Business owned by MAG, and

        WHEREAS, the parties desire to set forth certain agreements regarding real estate matters.

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:


                                    ARTICLE I
                                    PROPERTY

        Section 1.1 Leased Property

               (a) MAG shall assign or cause its applicable Subsidiary to assign, and MercFuel shall accept and assume, or cause its applicable Subsidiary to accept and assume, MAG's or its Subsidiary's interest in the Leased Properties, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Distribution Agreement and the other Ancillary Agreements. Such assignment shall be completed on the later of: (i) the Effective Date; or (ii) the earlier of (A) the fifth business day after the relevant Lease Consent has been granted, or (B) the date agreed upon by the parties in accordance with Section 1.6(a) below.

               (b) Subject to the completion of the assignment to MercFuel or its applicable Subsidiary of the relevant Leased Property, with respect to each Leased Property which is also a Shared Property, MercFuel shall grant or cause its applicable Subsidiary to grant to MAG or its applicable Subsidiary a license to occupy that part of the relevant Leased Property identified in Section A of Schedule 1 of this Agreement and MAG shall accept or cause its applicable Subsidiary to accept the same. Such license shall be completed immediately following completion of the transfer of the relevant Leased Property to MercFuel or its applicable Subsidiary, but no earlier than the Effective Date.

        Section 1.2 Shared Properties. MAG shall grant or cause its applicable Subsidiary to grant to MercFuel or its applicable Subsidiary a license to occupy those parts of the Shared

Properties identified in Section B of Schedule 1 of this Agreement and MercFuel shall accept or cause its applicable Subsidiary to accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Distribution Agreement and the other Ancillary Agreements. Such license shall be completed on the Effective Date.

        Section 1.3 Change in Allocation or Term. The parties may, by mutual agreement, modify the terms of each assignment, sublease or license that is granted subject to the provisions of this Agreement. Such modifications shall be of no force or effect unless set forth in writing.

        Section 1.4 Obtaining the Lease Consents

               (a) MAG confirms that, with respect to each Leased Property, an application has been made or will be made by the Effective Date to the relevant Landlord for the Lease Consents required with respect to the transactions contemplated by this Agreement.

               (b) MAG will use its reasonable commercial efforts to obtain the Lease Consents as to each Leased Property, but MAG shall not be required to commence judicial proceedings for a declaration that a Lease Consent has been unreasonably withheld or delayed, nor shall MAG be required to pay any consideration in excess of that required by the Relevant Lease or that which is typical in the open market to obtain the relevant Lease Consent. MercFuel shall cooperate as reasonably requested by MAG to obtain the Lease Consents.

               (c) MercFuel and MAG will promptly satisfy or cause their applicable Subsidiaries to satisfy the lawful requirements of the Landlord, and MercFuel will take or cause its applicable Subsidiary to take all steps to assist MAG in obtaining the Lease Consents as to each Leased Property, including, without limitation:

                      (i) if properly required by the Landlord, entering into an agreement with the relevant Landlord to observe and perform the tenant's obligations contained in the Relevant Lease throughout the remainder of the term of the Relevant Lease, subject to any statutory limitations of such liability;

                      (ii) if properly required by the Landlord, providing a
               guarantee, surety or other security (including, without limitation, a security deposit) for the obligations of MercFuel or its applicable Subsidiary as tenant under the Relevant Lease, and otherwise taking all steps which are reasonably necessary and which MercFuel or its applicable Subsidiary is reasonably capable of doing to meet the lawful requirements of the Landlord so as to ensure that the Lease Consents are obtained; and

                      (iii) using all reasonable commercial efforts to assist
               MAG with obtaining the Landlord's consent to the release of any guarantee, surety or other security which MAG or its Subsidiary may have previously provided to the Landlord and, if required, offering the same or equivalent security to the Landlord in order to obtain such release.

                      (iv) Notwithstanding the foregoing, (1) except with
               respect to guarantees, sureties or other security referenced in
               Section 1.4(c)(ii) above, MercFuel shall not be required to obtain a release of any obligation entered into by MAG or its Subsidiary with any Landlord or other third party with respect to any Property and (2) MercFuel shall not communicate or permit its applicable Subsidiary to communicate directly with any of the Landlords unless MercFuel can show MAG reasonable grounds for doing so.

               (d) If, with respect to any Leased Properties, MAG and MercFuel are unable to obtain a release by the Landlord of any guarantee, surety or other security which MAG or its Subsidiary has previously provided to the Landlord, MercFuel shall indemnify, defend, protect and hold harmless MAG and its Subsidiary from and after the Distribution Date against all losses, costs, claims, damages, or liabilities incurred by MAG or its Subsidiary as a result of MercFuel's occupancy of the Leased Property with respect to such guarantee, surety or other security.

        Section 1.5 Occupation by MercFuel

               (a) Subject to compliance with Section 1.5(b) below, in the event that the Actual Completion Date for any Leased Property does not occur on the Effective Date, MercFuel or its applicable Subsidiary shall, commencing on the Effective Date, be entitled to occupy the relevant Property (except to the extent that the same is a Retained Part) as a licensee upon the terms and conditions contained in MAG's Lease. Such license shall not be revocable prior to the date for completion as provided in Section 1.1(a) unless an enforcement action or forfeiture by the relevant Landlord due to MercFuel's or its applicable Subsidiary's occupation of the Property constituting a breach of MAG's Lease cannot, in the reasonable opinion of MAG, be avoided other than by requiring MercFuel or its applicable Subsidiary to immediately vacate the relevant Property, in which case MAG may by notice to MercFuel immediately require MercFuel or its applicable Subsidiary to vacate the relevant Property. MercFuel will be responsible for all costs, expenses and liabilities incurred by MAG or its applicable Subsidiary as a consequence of such occupation, except for any losses, claims, costs, demands and liabilities incurred by MAG or its Subsidiary as a result of any enforcement action taken by the Landlord against MAG or its Subsidiary with respect to any breach by MAG or its Subsidiary of the Relevant Lease in permitting MercFuel or its applicable Subsidiary to so occupy the Property without obtaining the required Lease Consent, for which MAG or its Subsidiary shall be solely responsible. Neither MercFuel nor its applicable Subsidiary shall be entitled to make any claim or demand against, or obtain reimbursement from, MAG or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by MercFuel or its applicable Subsidiary as a consequence of being obliged to vacate the Property or in obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against MercFuel or its applicable Subsidiary.

               (b) In the event that the Actual Completion Date for any Leased Property does not occur on the Effective Date, whether or not MercFuel or its applicable Subsidiary occupies a Property as licensee as provided in Section 1.5(a) above, MercFuel shall, effective as of the Effective Date, (i) pay or cause its applicable Subsidiary to pay MAG all rents, service charges, insurance premiums and other sums payable by MAG or its applicable Subsidiary under any Relevant Lease, (ii) observe or cause its applicable Subsidiary to observe the tenant's covenants, obligations and conditions contained in MAG's Lease and (iii) indemnify, defend, protect and hold harmless MAG and its applicable Subsidiary from and against all losses, costs, claims, damages and liabilities arising on account of any breach thereof by MercFuel or its applicable Subsidiary.

               (c) MAG shall supply promptly to MercFuel copies of all invoices, demands, notices and other communications received by MAG or its applicable Subsidiaries or agents in connection with any of the matters for which MercFuel or its applicable Subsidiary may be liable to make any payment or perform any obligation pursuant to Section 1.5(a) or (b), and shall, at MercFuel's cost, take any steps and pass on any objections which MercFuel or its applicable Subsidiary may have in connection with any such matters. MercFuel shall promptly supply to MAG any notices, demands, invoices and other communications received by MercFuel or its applicable Subsidiary or agents from any Landlord while MercFuel or its applicable Subsidiary occupies any Property without the relevant Lease Consent.

        Section 1.6 Obligation to Complete

               (a) If, with respect to any Leased Property, at any time the relevant Lease Consent is formally and unconditionally refused in writing, MAG and MercFuel shall commence good faith negotiations and use commercially reasonable efforts to determine how to allocate the applicable Property, based on the relative importance of the applicable Property to the operations of each party, the size of the applicable Property, the number of employees of each party at the applicable Property and the potential risk and liability to each party in the event an enforcement action is brought by the applicable Landlord. Such commercially reasonable efforts shall include consideration of alternate structures to accommodate the needs of both parties and the allocation of the costs thereof, including entering into amendments of the size, term or other terms of the Relevant Lease, restructuring a proposed lease assignment to be a sublease and relocating one party. If the parties are unable to agree upon an allocation of the Property within fifteen (15) days after commencement of negotiations between the parties as described above, then either party may, by delivering written notice to the other, require that the matter be referred to the Chief Financial Officers of both parties. In such event, the Chief Financial Officers shall use commercially reasonable efforts to determine the allocation of the Property, including having a meeting or telephone conference within ten (10) days thereafter. If the parties are unable to agree upon the allocation of an applicable Property within fifteen (15) days after the matter is referred to the Chief Financial Officers of the parties as described above, the disposition of the applicable Property and the risks associated therewith shall be allocated between the parties as set forth in subparts (b) and (c) of this section below.

               (b) If, with respect to any Leased Property, the parties are unable to agree upon the allocation of a Property as set forth in
        Section 1.6(a), MAG may by written notice to MercFuel elect to apply to the relevant Landlord for consent to sublease all of the relevant Property to MercFuel or its applicable Subsidiary for the remainder of the Relevant Lease term less three (3) days at a rent equal to the rent from time to time under the Relevant Lease, but otherwise on substantially the same terms and conditions as the Relevant Lease. If MAG makes such an election, until such time as the relevant Lease Consent is obtained and a sublease is completed, the provisions of
        Section 1.5 will apply and, on the grant of the Lease Consent required to sublease the Leased Property in question, MAG shall sublease or cause its applicable Subsidiary to sublease to MercFuel or its applicable Subsidiary the relevant Property which sublease shall be for the term and rent set forth in the Relevant Lease and otherwise on the terms of the Relevant Lease.

               (c) If the parties are unable to agree upon the allocation of a Property as set forth in Section 1.6(a) and MAG does not make an election pursuant to Section 1.6(b) above, MAG may elect by written notice to MercFuel to require MercFuel or its applicable Subsidiary to vacate the relevant Property immediately or by such other date as may be specified in the notice served by MAG (the "Notice Date"), in which case MercFuel shall vacate or cause its applicable Subsidiary to vacate the relevant Property on the Notice Date but shall indemnify MAG and its applicable Subsidiary from and against all costs, claims, losses, liabilities and damages in relation to the relevant Property arising from and including the Separation Date to and including the later of the Notice Date and date on which MercFuel or its applicable Subsidiary vacates the relevant Property, except for any costs, losses, damages, claims and liabilities incurred by MAG or its Subsidiary with respect to any enforcement action taken by the Landlord against MAG or its Subsidiary with respect to any breach by MAG or its Subsidiary of the Relevant Lease in permitting MercFuel or its applicable Subsidiary to so occupy the Property without obtaining the required Lease Consent. Neither MercFuel nor its applicable Subsidiary shall be entitled to make any claim or demand against or obtain reimbursement from MAG or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by MercFuel or its applicable Subsidiary as a consequence of being obliged to vacate the Property or obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against MercFuel or its applicable Subsidiary.

        Section 1.7 Form of Transfer

               (a) The assignment to MercFuel or its applicable Subsidiary of each relevant Leased Property shall be in substantially the form attached in Schedule 2, with such amendments which in the reasonable opinion of MAG are necessary with respect to a particular Property, including, without limitation, in all cases where a relevant Landlord has required a guarantor or surety to guarantee the obligations of MercFuel or its applicable Subsidiary contained in the relevant Lease Consent or any other document which MercFuel or its applicable Subsidiary is required to complete, the giving of such guarantee by a guarantor or surety, and the giving by MercFuel or its applicable Subsidiary and any guarantor or surety of MercFuel's or its applicable Subsidiary's obligations of direct obligations to MAG or third parties where required under the terms of any of the Lease Consent or any covenant, condition, restriction, easement, lease or other encumbrance to which the Property is subject. Such amendments shall be submitted to MercFuel for approval, which approval shall not be unreasonably withheld or delayed.

               (b) The licenses to be granted by MercFuel or its applicable Subsidiary to MAG or its applicable Subsidiary, and MAG or its applicable Subsidiary to MercFuel or its applicable Subsidiary, with respect to the Shared Properties shall be at a rental rate set forth in
        Schedule 5 hereof and be for a term of six (6) months, commencing as of _________________. Either party shall have the right to terminate the license as to any of the Properties upon thirty (30) days' prior notice. Rent shall be abated for the period from the Effective Date to ______________, 2001. The license shall be substantially in the form of the License Form, with such amendments as are, in the reasonable opinion of MAG, necessary with respect to a particular Property. Such amendments shall be submitted to MercFuel for approval, which approval shall not be unreasonably withheld.

        Section 1.8 Casualty; Lease Termination. The parties hereto shall grant and accept assignments, leases, subleases or licenses of the Properties as described in this Agreement, regardless of any casualty damage or other change in the condition of the Properties. In addition, subject to MAG's obligations in
Section 4.6 of the Separation Agreement, in the event that MAG's Lease with respect to a Leased Property or a Shared Property or MAG's interest in the leased portion of the Headquarters Facility is terminated prior to the Effective Date, (a) MAG or its applicable Subsidiary shall not be required to assign, sublease or license such Property, (b) MercFuel or its applicable Subsidiary shall not be required to accept an assignment, sublease or license of such Property and (c) neither party shall have any further liability with respect to such Property hereunder.

        Section 1.9 Tenant's Fixtures and Fittings. The provisions of the Distribution Agreement and the other Ancillary Agreements shall apply to any trade fixtures and personal property located at each Property. The lease and sublease of the Leased Properties and the licenses as to the Shared Properties shall include the rental of the furniture at such Properties.

        Section 1.10 Costs. MAG shall pay all reasonable costs and expenses incurred in connection with obtaining the Lease Consents, including, without limitation, Landlord's consent fees and attorneys' fees and any costs and expenses relating to re-negotiation of MAG's Leases.


                                   ARTICLE II
                                  MISCELLANEOUS

        Section 2.1 Limitation of Liability. IN NO EVENT SHALL ANY MEMBER OF THE MAG GROUP OR MERCFUEL GROUP BE LIABLE TO ANY OTHER MEMBER OF THE MAG GROUP OR MERCFUEL GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER

CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

        Section 2.2 Entire Agreement. This Agreement, the Separation Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

        Section 2.3 Governing Law. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Los Angeles County and/or the United States District Court for the Southern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Section 4.9 of the Separation Agreement. Notwithstanding the foregoing, the applicable Property transfers shall be performed in accordance with the laws of the state in which the applicable Property is located.

        Section 2.4 Notices. Notices, demands, offers requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

if to MAG:                                         Copy to:

Mercury Air Group, Inc.                            McBreen & Kopko
5456 McConnell Avenue                              20 North Wacker Drive, Suite 2520
Los Angeles, CA  90066                             Chicago, IL  60606
Attention:  Chief Executive Officer                Attention:  Frederick H. Kopko, Jr.
Fax:  (310) 827-0650                               Fax:  (312) 332-2657


if to MercFuel:                                    Copy to:

MercFuel, Inc.                                     McBreen & Kopko
5456 McConnell Avenue                              20 North Wacker Drive, Suite 2520
Los Angeles, CA  90066                             Chicago, IL  60606
Attention: Chief Executive Officer                 Attention:  Frederick H. Kopko, Jr.
Fax:  (310) 827-0650                               Fax:  (312) 332-2657

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

        Section 2.5 Counterparts. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

        Section 2.6 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the MAG Group and each member of the MercFuel Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

        Section 2.7 Severability. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

        Section 2.8 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        Section 2.9 Amendment. No change or amendment will be made to this Agreement or the Exhibits or Schedules attached hereto except by an instrument in writing signed on behalf of each of the parties to such agreement.

        Section 2.10 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

        Section 2.11 Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

        Section 2.12 Disputes. Any Disputes that arise under this Agreement shall be resolved in accordance with the provisions of Section 4.9 of the Distribution Agreement.


                                   ARTICLE III
                                   DEFINITIONS

        The following terms, as used herein, shall have the following meanings:

        "Actual Completion Date" means, with respect to each Property, the date upon which completion of the assignment, lease or sublease of that Property actually takes place.

        "Landlord" means the landlord under MAG's Lease, and its successors and assigns, and includes the holder of any other interest which is superior to the interest of the landlord under MAG's Lease.

        "Lease Consents" means all consents, waivers or amendments required from the Landlord or other third parties under the Relevant Leases to assign the Relevant Leases to MercFuel or its applicable Subsidiary.

        "Leased Properties" means those Properties in Section A of Schedule 1 of this Agreement.

        "License Form" means the form license attached hereto as Schedule 3.

        "Property" means the Leased Properties and the Shared Properties.

        "Relevant Leases" means those of MAG's Leases with respect to which the Landlord's consent is required for assignment or sublease to a third party or which prohibit assignments or subleases.

        "Retained Parts" means those parts of the Leased Properties which, following assignment to MercFuel or its applicable Subsidiary, are intended to be licensed to MAG or its applicable Subsidiary.

        "Shared Properties" means those Properties listed in (a) Section A of
Schedule 1 as a Property involving a license back to MAG and (b) Section B of
Schedule 1 of this Agreement.

        "MAG's Lease" means, in relation to each Property, the lease(s) or sublease(s) or license(s) under which MAG or its applicable Subsidiary holds such Property and any other supplemental document completed prior to the Actual Completion Date.





                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.



MERCURY AIR GROUP, INC.



By: __________________________
Title:



MERCFUEL, INC.



By: __________________________
Title:





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